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Exhibit 21.1

LIST OF SUBSIDIARIES OF GFI GROUP INC.

Name of Subsidiary	Jurisdiction of Formation
GFI Securities (SA)	Argentina
GFI Australia Pty Ltd.	Australia
Kyte Funds SPC	Cayman Islands
GFI Brokers (Chile) Agentes De Valores SpA	Chile
GFI Advisory (China) Co. Limited	China
GFI Exchange Colombia (SA).	Colombia
GFI Securities Colombia (SA).	Colombia
GFI (HK) Brokers Limited	Hong Kong
GFI Finance Sa. R.	Luxembourg
GFI Group Mexico S.A. de C.V.	Mexico
GFI Group Mexico Servicos S. de R.L. de C.V.	Mexico
GFI Del Peru S.A.C.	Peru
GFI Group Pte. Limited	Singapore
GFI TP Holdings Pte. Ltd.	Singapore
Trayport Pte. Limited	Singapore
GFI Securities (SA) (PTY) Limited	South Africa
GFI Korea Money Brokerage Limited	South Korea
Arfima Trading, S.L.	Spain
Arfima Financial Service SL	Spain
GFI Securities Nyon Sarl	Switzerland
Brains Inc. Limited	United Kingdom
Century Chartering (U.K.) Ltd	United Kingdom
Christopher Street Capital Limited	United Kingdom
CSC Commodities UK Limited	United Kingdom
dVega Limited	United Kingdom
Fenics Limited	United Kingdom
Fenics Software Limited	United Kingdom
GFI Brokers Limited	United Kingdom
GFI EMEA Holdings Limited	United Kingdom
GFI Holdings Limited	United Kingdom
GFI Markets Ltd.	United Kingdom
GFI Markets Investments Limited	United Kingdom
GFI Newgate Limited	United Kingdom
GFI Securities Limited	United Kingdom
GFI TP Limited	United Kingdom
GFI UK Holdings LP	United Kingdom
Kyte Broking Limited	United Kingdom
Kyte Capital Advisors (UK) Limited	United Kingdom
Kyte Capital Advisors LLP	United Kingdom
Kyte Capital Management (UK) Limited	United Kingdom
Kyte Fund Management Limited	United Kingdom
Kyte Group Nominees Limited	United Kingdom
The Kyte Group Limited	United Kingdom
Trayport Contigo Limited	United Kingdom
Trayport Limited	United Kingdom
12th St. Capital LLC	Delaware
Amerex Brokers LLC	Delaware
Fenics Software Inc.	Delaware
GFInet Holdings Inc.	Delaware

Name of Subsidiary	Jurisdiction of Formation
GFInet inc.	Delaware
GFI Markets LLC	Delaware
GFIX LLC	Delaware
GFI Futures Exchange LLC	Delaware
GFI Swaps Exchange LLC	Delaware
Trayport Inc.	Delaware
GFI Group LLC	New York
GFI (HK) Securities LLC	New York
GFI Securities LLC	New York
Kyte Securities LLC	New York
Level 3 Energy Management LLC	Texas

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  Exhibit 21.1
LIST OF SUBSIDIARIES OF GFI GROUP INC.